MODIFICATION No. 2
to
EMPLOYMENT AGREEMENT ENTERED JULY 29, 2020
This Modification, effective as of April 1, 2025, is made by and among Amneal Pharmaceuticals, Inc. (the “Company”) and Nikita Shah (the “Executive” and, collectively with Amneal, the “Parties”).
WHEREAS, the Company and the Executive executed that certain Employment Agreement dated July 29, 2020, a complete copy of which is attached as Exhibit A (hereinafter referred to as the “Employment Agreement”); and
WHEREAS, the Company and the Executive executed that certain Modification Agreement No. 1 dated February 21, 2023, a complete copy of which is attached as Exhibit B (hereinafter referred to as the “Modification No. 1”, Employment Agreement and Modification No. 1 collectively, referred to as “Agreement”); and
WHEREAS the Company and the Executive have agreed, pursuant to the terms of Section 8.5 of the Employment Agreement, to modify the Agreement as set forth herein.
NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration contained herein, the Parties agree as follows.
1.Section 1.1 of the Agreement is hereby modified to read as follows:
“1.1 Term of Employment. Subject to Section 8.2 below, the Executive's term of employment under this Agreement commenced on the Effective Date of the Employment Agreement and shall continue until March 31, 2027 (the "Term"), unless further extended or earlier terminated as provided in the Employment Agreement. The Employment Agreement will automatically be renewed for single one-year periods unless written notice of non-renewal (a "Non-Renewal Notice") is provided by any party at least 90 days prior to the end of the Term or the successive one-year period then in effect or unless earlier terminated as provided in the Employment Agreement. Expiration of the Employment Agreement as a result of non-renewal shall not, by itself, result in termination of the Executive’s employment.”
Except as specifically provided for in this Modification No. 2 and Modification No. 1, no other modifications, amendments, revisions, or changes are made to the Employment Agreement. All other terms and conditions of the Employment Agreement, including as modified in Modification No. 1, remain in full force and effect. In the event of a conflict between the Employment Agreement, Modification No. 1, and this Modification No. 2, the terms of this Modification No. 2 shall control. This Modification No. 2 may be executed in counterparts. This Modification No. 2 shall be construed and enforced in accordance with the laws of the State of New Jersey.
IN WITNESS WHEREOF, the undersigned have executed this Modification No. 2 as of the date below.

Amneal Pharmaceuticals, Inc.

By:

/s/ Chirag Patel

Name: Chirag Patel
Title: Co-Chief Executive Officer & President

/s/ Nikita Shah

NIKITA SHAH
Date: March 10, 2025